UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2022

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share	NI PR B	New York Stock Exchange
Series A Corporate Units	NIMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 18, 2022, NiSource Inc. (“NiSource”), as Borrower, entered into a Sixth Amended and Restated Revolving Credit Agreement (the “Agreement”) with the lenders party thereto, Barclays Bank PLC, as Administrative Agent, JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd., as Co-Syndication Agents, Credit Suisse AG, New York Branch, Wells Fargo Bank, National Association and Bank of America, National Association, as Co-Documentation Agents, Barclays Bank PLC and MUFG Bank, Ltd., as Co-Sustainability Structuring Agents, and Barclays Bank PLC, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Credit Suisse Loan Funding LLC, Wells Fargo Securities, LLC and BofA Securities, Inc., as Joint Lead Arrangers and Joint Bookrunners. The Agreement amends and restates in its entirety NiSource’s Fifth Amended and Restated Revolving Credit Agreement dated as of February 20, 2019 (the “Existing Credit Agreement”).

The Agreement amended certain provisions under the Existing Credit Agreement, to, among other things, (i) extend the termination date from February 20, 2024 to February 18, 2027, (ii) transition the reference rate at which the loans under the Existing Credit Agreement (including each Eurodollar Loan) accrue interest from the London interbank offered rate (“LIBO Rate”) to Term SOFR (as defined in the Agreement) and make certain conforming changes therewith, (iii) amend the definition of Consolidated Capitalization in the Debt to Capitalization Ratio covenant and (iv) provide for a potential ESG Amendment (as defined in the Agreement).

The Agreement provides that NiSource, in consultation with the Co-Sustainability Structuring Agents, will be entitled, in its sole discretion, to establish specified key performance indicators (the “KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of NiSource and its subsidiaries. The Co-Sustainability Structuring Agents and NiSource may enter into an ESG Amendment on receipt of the consent of the lenders holding more than 50% of the commitments under the Agreement, solely for the purpose of incorporating the KPIs so that certain adjustments, up to a specified cap, to the otherwise applied Applicable Rate (as defined in the Agreement) may be made based on NiSource’s performance against the ESG KPIs.

Other than as summarized herein, the Agreement substantially restates the Existing Credit Agreement, including representations and warranties, financial and other covenants and events of default.

The description above is a summary of the Agreement and is qualified in its entirety by the complete text of the Agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Sixth Amended and Restated Revolving Credit Agreement, dated as of February 18, 2022, among NiSource Inc., as Borrower, the lenders party thereto, Barclays Bank PLC, as Administrative Agent, JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd., as Co-Syndication Agents, Credit Suisse AG, New York Branch, Wells Fargo Bank, National Association and Bank of America, National Association, as Co-Documentation Agents, Barclays Bank PLC and MUFG Bank, Ltd., as Co-Sustainability Structuring Agents, Barclays Bank PLC, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Credit Suisse Loan Funding LLC, Wells Fargo Securities, LLC and BofA Securities, Inc., as Joint Lead Arrangers and Joint Bookrunners.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

Date: February 18, 2022	By:	/s/ Donald E. Brown
Donald E. Brown
Executive Vice President and Chief Financial Officer